SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

Clean Enviro Tech Corp.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (702) 425-4289

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Amendment of our Articles of Incorporation to Increase our Authorized Common Stock.

Our board of directors unanimously approved an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 10,000,000 shares, par value $.001 per share, to 250,000,000 shares, par value $.001 per share, on October 22, 2014. The amendment was approved by our stockholders at a Special Meeting of Stockholders held on January 16, 2015. We filed the amendment with the Secretary of State of Nevada on January 20, 2015 and the amendment was effective on that date.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On October 22, 2014, our board of directors approved an amendment to our Certificate of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 10,000,000 to 250,000,000. Stockholder approval for the amendment to our Certificate of Incorporation was obtained by a vote of stockholders at a Special Meeting of Stockholders held on January 16, 2015 (the “Special Meeting”), holding a majority of the issued and outstanding shares.

(b) At the Special Meeting, stockholders holding 4,933,606 shares of our common stock, or 50.14%, of the 9,838,721 then issued and outstanding shares of our common stock approved the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock:

Proposal	Abstentions/Shares in Favor	Shares Against	Broker Non-votes

Increase authorized common stock	4,933,606	--	--

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1i	Certificate of Amendment to Articles of Incorporation, filed effective January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERLATTICE POWER, INC.

Dated:	January 22, 2015	By:	/s/ Liudmilla Voinarovska
Liudmilla Voinarovska,
Chief Executive Officer